TERM SHEET
BETWEEN
RAMSIN PRODUCT DEVELOPMENT INC.
AND
JOSEPH CAPRINO


	The following sets forth the terms of the relationship between Mr. Joseph Caprino, who resides at 49 Grandview Dr., Lakewood,
NY 14750 ("Caprino") and Ramsin Development, Inc. with a mailing address of 2450 West Ridge Road, Suite 305, Rochester, New York 14626 ("Ramsin") with respect to the WristRight product.

1.	Upon execution and delivery of a Manufacturing Agreement
 between Ramsin and an entity introduced by Caprino (a "Caprino Entity"), Caprino shall receive the following:

	(a) 3% of the per product production cost for a period of 3 years from the commencement of the manufacturing for actual product purchases and deliveries; and

	(b) 100,000 shares of Ramsin's authorized and unissued common stock, $.001 par value; and

	(c) 20% of any up front Manufacturing Agreement signing fee.

2. Upon execution and delivery of a Selling Agreement between Ramsin and a Caprino Entity, Caprino shall receive:

	(a) 3% of all sales generated from a Caprino Entity which sells WristRight product pursuant to a Selling Agreement between Ramsin and a Caprino Entity; and

	(b) 20% of any up front Selling Agreement signing fee; and

	(c) 10,000 shares of Ramsin's authorized but unissued common stock will be issued to Caprino after every 50,000 units are sold by a Caprino entity or a person introduced to Ramsin by Caprino
(a "Caprino Person"), not to exceed 300,000 shares; and

	(b) If the Selling Agreement is an exclusive Selling Agreement, 50,000 shares of Ramsin's authorized and unissued common stock, $.001 par value.

3. Ramsin shall pay all of Caprino's travel expenses that are pre-approved by Ramsin and incurred while Caprino is developing or attempting to develop Ramsin's business in relation the WristRight product.
4. Caprino shall receive at his option, 10% in cash or the equivalent value of Ramsin's stock (at the current selling price) of all money raised by Ramsin selling its shares of common stock to a Caprino Entity or Caprino Person.

5. The aforementioned are terms and conditions that will be applicable between Ramsin and Caprino, upon the execution and delivery of the above referenced comprehensive agreements.

6.   (a)  This Term Sheet:

		(i) shall constitute the entire agreement between the parties hereto and supersedes all prior agreements, written or oral, concerning
the subject matter herein and there are no oral understandings, statements or . stipulations bearing upon the effect of this Term Sheet which have not been incorporated herein.

		(ii) may be modified and amended only by a written instrument signed by each of the parties hereto.

		(iii) shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

		(iv) shall be construed in accordance with and governed
 by the laws of the State of New York without reference to conflict of laws principals.

		(v) may not be assigned by either party without a written agreement signed by all the parties hereto. Any assignment not signed by all parties is null and void.

	(b) Any litigation involving this Term Sheet shall be adjudicated in a court with jurisdiction located in Monroe County, New York and the parties irrevocably
consent to the personal jurisdiction and venue of such court.


	IN WITNESS WHEREOF, the parties have duly executed this Term Sheet as of the date written below.

Dated: 3/16/2001			RAMSIN PRODUCT DEVELOPMENT, INC.

					By: /s/ Douglas P. Ramsey
					Its:  C.E.O.


Dated: 3/20/2001				/s/ Joseph Caprino
						JOSEPH CAPRINO